Exhibit 10.1

                   SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS

     This Settlement Agreement and Release of Claims (the "Agreement") is being entered into on December 29, 2003 (the "Effective Date") between The Titan Corporation ("Titan") on the one hand, and GlobalNet Systems, Inc. ("GNS"), Growth Enterprise Fund, S.A. ("GEF"), and GlobalNet Corporation, whose previous name was iDial Networks, Inc. ("iDial") (collectively referred to as "Defendants") on the other hand.
     WHEREAS, Titan, GlobalNet, Inc. ("GlobalNet"), a wholly-owned subsidiary of Titan, and GNS entered into a Stock Purchase Agreement dated May 20, 2003 (the "Stock Purchase Agreement") under which GNS was to acquire from Titan all of the common stock of GlobalNet; and
     WHEREAS, GNS was obligated to close the transaction pursuant to the Stock Purchase Agreement on July 29, 2003 but failed to do so as required, and as a result, Titan was required to provide $2,500,000.00 in additional funds to GlobalNet to meet certain obligations of GlobalNet to a third party and such obligations would have been paid by GNS if it had closed the transaction in accordance with the Stock Purchase Agreement, and
     WHEREAS, GEF executed a Guarantee on May 20, 2003 to guarantee GNS' performance and payment according to the terms of the Stock Purchase Agreement (the "Guarantee"); and
     WHEREAS, Titan filed a lawsuit against GNS and GEF captioned The Titan Corporation v. GlobalNet Systems, Inc., et al., Case No. 03-CV-5657 in the United States District Court for the Southern District of New York (the "Litigation"); and

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     WHEREAS,  Titan,  GNS, and GEF executed a Settlement  Agreement  and Mutual
Release of Claims (the "Settlement Agreement") on August 21, 2003 in which, among other things: GNS and GEF agreed to pay Titan ONE MILLION DOLLARS ($1,000,000.00) and deliver a promissory note to Titan executed by iDial in the amount of ONE MILLION AND FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00); Titan agreed to dismiss the Litigation; and both Titan, on the one hand, and GNS and GEF, on the other hand, released the other from claims that were raised or could have been raised in the Litigation; and
     WHEREAS, iDial executed and delivered a promissory note to Titan dated August 25, 2003 in the amount of ONE MILLION AND FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00) (the "Promissory Note"); and
     WHEREAS, Defendants have asserted that they may have certain claims and/or causes of action against Titan that were not released as part of the Settlement Agreement; and
     WHEREAS, in exchange for Defendants' releasing these asserted claims and causes of action, Titan agrees to modify Section 2(a)(2) of the Settlement Agreement and accept an Amended and Restated Promissory Note from Defendants as set forth below.
     NOW, THEREFORE, in consideration of the mutual promises set forth below and intending to be legally bound, the parties hereto agree as follows:

     1. Modification to Settlement Agreement and Issuance of Amended and Restated Promissory Note.

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               (a) The  parties  agree that  Section  2(a)(2) of the  Settlement
          Agreement shall hereby be modified so that the ONE MILLION DOLLARS ($1,000,000.00) due and payable to Titan on or before December 20, 2003 and the additional TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000.00) set forth in the Amended and Restated Promissory Note shall be due and payable to Titan on or before March 31, 2004. The
          parties   further  agree  that,  upon  execution  of  this  Agreement,
          Defendants shall deliver to Titan an Amended and Restated Promissory Note from iDial in the amount of ONE MILLION AND TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($1,250,000.00), which shall be due and payable on or before March 31, 2004. The form of the Amended and Restated Promissory
          Note is attached as Exhibit A hereto.
               (b) The parties agree that the Settlement Agreement, the Stock Purchase Agreement, the Guarantee, the Promissory Note, and any and all other agreements among or between some or all of them (and all Exhibits to such agreements) shall remain in full force and effect according to their terms, except as expressly modified above or as modified by the Amended and Restated Promissory Note.

     2. No Admission. By making this Agreement, the parties each do not admit any liability to the others or that any of them engaged in any wrongdoing or unlawful conduct.

     3. Release by Defendants. GNS, GEF, and iDial (including GlobalNet Corporation) on behalf of themselves and their agents, officers, directors, employees, representatives, attorneys, successors, and assigns, each hereby releases and discharges forever Titan, and/or its current and former agents, officers, directors,

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employees, representatives,  attorneys, successors, and assigns from any and all claims, counterclaims, and causes of action arising from or relating to: (a) the Settlement Agreement; (b) the Litigation; (c) the Stock Purchase Agreement; (d) the Guarantee; and (e) the Promissory Note (although in the case of GNS and GEF, only those claims that have arisen since the execution of the Settlement Agreement or that were otherwise not released and discharged pursuant to the Settlement Agreement). Defendants understand that the claims and causes of action released and discharged in this Section 3 include without limitation any claims for beach of contract, fraud, and/or fraudulent inducement and any claims pursuant to any federal or state statute relating to unfair and deceptive trade practices. GNS, GEF, and iDial each agree not to file any claim or lawsuit seeking damages or other relief or asserting any claims that are lawfully released in this Section 3. GNS, GEF, and iDial each further hereby irrevocably and unconditionally waive any and all rights to recover any relief and damages concerning the claims that are lawfully released in this Section 3. GNS, GEF, and iDial each represents and warrants that it has not previously filed or joined in any such claims against Titan, and that it has not given or sold any portion of any claims released herein to anyone else, and that he/she/it will indemnify and hold harmless the persons and entities released herein from all liabilities, claims, demands, costs, expenses and/or attorney's fees incurred as a result of any such assignment or transfer.

     The parties expressly acknowledge that Defendants have not released any claims arising after the Effective Date of this Agreement, including claims relating to the enforcement of this Agreement.

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     4. Waiver.  No waiver by any party of a breach of, or a default under,  any of the provisions of the Agreement, nor one or more failures of any party to enforce any of the provisions of the Agreement shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any provisions, rights, or privileges under the Agreement.

     5. No Other Consideration. The parties affirm that the terms stated herein are the only consideration for their executing the Agreement and that no other representations, promises, or agreements of any kind have been made by any person or entity to cause them to execute the Agreement.

     6. Entire Agreement. This is the entire agreement between the parties on the subject matter in the Agreement, and it merges all prior discussions and negotiations between them on that subject matter.

     7. Construction. The language of all parts of the Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties. The parties acknowledge that all of them participated in the drafting of this Agreement and that no part can be construed against any party as the drafter of it.

     8. Modification. The Agreement may not be changed after its execution unless the changes are made in writing and signed by all of the parties.

     9. Further Assurances. The parties agree to take or cause to be taken such further actions as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms, and conditions of the Agreement.

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     10. Assignment. This Agreement and the rights and obligations hereunder may not be assigned to any person or entity by any of the parties without the prior written consent of all of the other parties; provided however that Titan may assign its rights and obligations under this Agreement to any of its affiliated companies with or without the parties' consent.

     11. Severability/Reformation. Invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of any other provision. In addition, if any provision in this Agreement is found by any court of competent jurisdiction to be unenforceable or overly broad for any reason, then such provision shall be reformed and interpreted to extend to the maximum reach as to which it may be enforceable.

     12. Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding the choice of law rules thereof.

     13. Binding Effect. The Agreement shall be binding upon and inure to the benefit of the parties' successors and permitted assigns.

     14. Acknowledgment. In entering into the Agreement, the parties acknowledge that they are represented by counsel of their choice or had the opportunity to be represented by counsel of their choice. The parties affirm that they have read the Agreement in its entirety, have had a full and fair opportunity to consider and understand its terms, and to be advised by their counsel. The parties further acknowledge that they execute the Agreement of their own free will and without coercion.

     15. Representation of Authority. The persons signing this Agreement represent and covenant that they have full legal authority to act on behalf of the respective parties and to bind the respective parties to the terms of this Agreement by affixing their signatures hereto.

                            [Signature page follows]

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date(s)
set forth below.



/s/ BRIAN J. CLARK
    ---------------
The Titan Corporation.
By: Brian J. Clark

Date:


/s/ OSCAR DE LA GUARDIA
    -------------------
GlobalNet Systems, Inc.
By: Oscar de la Guardia, Acting President

Date:  December 24, 2003


/s/ DAVID PHIPPS
    ------------
Growth Enterprise Fund, S.A.
By : David Phipps

Date:


/s/ MARK T. WOOD
    ------------
GlobalNet Corporation, f/k/a iDial Networks, Inc.
By : Mark T. Wood/Chairman

Date:  December 26, 2003

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                                    Exhibit A

                                    [Omitted]


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